Exhibit 31.1

CERTIFICATIONS

I, John B. Ramil, certify that:

1.	I have reviewed this Amendment No. 1 to Annual Report on Form 10-K/A of TECO Energy, Inc.;

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date: March 4, 2013	/s/ J. B. RAMIL
J. B. RAMIL
President and Chief Executive Officer
(Principal Executive Officer)